GOOD AFTERNOON.



WELCOME TO AUXILIO'S 2005 SECOND QUARTER EARNINGS CONFERENCE CALL. MY NAME IS PAUL ANTHONY; I'M THE CFO FOR AUXILIO.


BEFORE WE GET UNDERWAY, I NEED TO MAKE THE FOLLOWING STATEMENTS.


      CERTAIN MATTERS DISCUSSED TODAY OR ANSWERS THAT MAY BE GIVEN TO QUESTIONS ASKED COULD CONSTITUTE FORWARD-LOOKING STATEMENTS RELATED TO AUXILIO'S FUTURE FINANCIAL OR BUSINESS PERFORMANCE. AUXILIO'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS.

      THE COMPANY CAUTIONS THAT THESE STATEMENTS ARE SUBJECT TO SUBSTANTIAL RISKS AND UNCERTAINTIES AND ARE QUALIFIED BY IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE REFLECTED BY THE FORWARD-LOOKING STATEMENTS AND SHOULD NOT BE RELIED UPON BY INVESTORS WHEN MAKING AN INVESTMENT DECISION.


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      STATEMENTS MADE ON THIS CONFERENCE CALL SHOULD BE CONSIDERED IN
CONJUNCTION WITH THE COMPANY'S REPORT ON FORM 10Q FOR THE SECOND QUARTER OF 2005, THE COMPANY'S ANNUAL REPORT ON FORM 10K FOR 2004, SUBSEQUENT QUARTERLY REPORTS ON FORM 10Q, AND REPORTS ON FORM 8K WHICH ARE LOCATED AT WWW.SEC.GOV AND MAY BE REQUESTED FROM AUXILIO.


THIS CALL IS BEING RECORDED AND WILL BE AVAILABLE FOR RE-BROADCAST. INFORMATION ON HOW TO ACCESS THE RE-BROADCAST IS SET FORTH IN THE COMPANY'S EARNINGS RELEASE FOR THE SECOND QUARTER ENDED JUNE 30, 2005, WHICH WAS ISSUED ON SEPTEMBER 6, 2005, AND MAY BE OBTAINED AT OUR WEBSITE AT WWW.AUXILIOINC.COM OR BY CONTACTING ME, AT 949-614-0700.


I would now like to hand the call over to our Chief Executive Officer, Joe Flynn, who will make some comments regarding the results from the quarter ended June 30, 2005. Once Mr. Flynn's presentation is over, we will open the call up to any questions you may have.


I WOULD NOW LIKE TO TURN THE CALL OVER TO JOE FLYNN, OUR CEO.

THANK YOU PAUL.


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GOOD AFTERNOON
ON SEPTEMBER 6TH, 2005 WE RELEASED FINANCIAL RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2005.


AS A RESULT OF THE COMPANY'S ACQUISITION OF THE MAYO GROUP ON APRIL 1, 2004, THE FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2005, ARE NOT COMPARABLE TO THE FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2004. OUR SALE OF OUR HR SOFTWARE PRODUCTS TO WORKSTREAM IN MARCH 2004 COMPLETED OUR EXIT FROM THE PREVIOUS BUSINESS MODEL.


CONSOLIDATED REVENUE FOR THE SECOND QUARTER WAS APPROXIMATLEY $1.2 MILLION. THE MAJORITY OF THE REVENUE IN THIS PAST QUARTER WAS DERIVED FROM OUR MONTHLY SERVICE AND SUPPLY REVENUE AND THE CLOSING OF OUR LATEST DEAL, THE SAN CLEMENTE CAMPUS OF SADDLEBACK MEMORIAL MEDICAL CENTER.


OUR CURRENT MONTHLY SERVICE AND SUPPLY REVENUE WAS CONSISTENT WITH PRIOR QUARTERS AT AN AVERAGE OF $250,000 PER MONTH


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PURSUANT TO SERVICE LEVEL AGREEMENTS WITH CUSTOMERS, OUR CURRENT BACKLOG AS OF
JUNE 30, 2005 FOR MONTHLY SERVICE AND SUPPLY REVENUE IS APPROXIMATELY $10.6 MILLION. THIS IS THE ABSOLUTE AMOUNT OF THE FUTURE MONTHLY PAYMENTS DUE TO AUXILIO PURSUANT TO EXISTING SERVICE LEVEL AGREEMENTS IN PLACE.


GROSS MARGINS WERE 28% FOR THE QUARTER. WE EXPECTED MARGINS IN Q2 2005 TO IMPROVE DUE TO THE CLOSNG OF THE SAN CLEMENTE DEAL AND OUR CURRENT FOCUS ON STREAMLINING OUR SERVICES SUPPORT ORGANIZATION.


SELLING AND MARKETING EXPENSE WAS UP TO $468,000 FOR THE QUARTER, AN INCREASE OF $28,000 FROM THE FIRST QUARTER. THIS INCREASE WAS PRIMARILY A RESULT OF COMMISSIONS RELATED TO THE DEAL CLOSED WITH SAN CLEMENTE.


G&A EXPENSE WAS $526,000 FOR THE QUARTER, AN INCREASE OF $42,000 FROM THE FIRST QUARTER. THE INCREASE IN G&A IS A RESULT OF AN INCREASE FOR PROFESSIONAL FEES ASSOCIATED WITH THE COMPANY `S 2004 FINANCIAL AUDIT, 2004 TAX RETURN AND OTHER LEGAL RELATED FEES.


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LOOKING AT THE OVERALL RESULTS, NET LOSS FOR THE QUARTER WAS $822,000 OR $05
CENTS PER SHARE FULLY DILUTED. AS WE MENTIONED IN PRIOR CALLS, THE COMPANY'S PROFITABILITY IS STILL DEPENEDENT ON CLOSING NEW DEALS WITH NEW AND EXISTING CLIENTS. THE COMPANY CLOSED ONE NEW DEAL IN Q2.


THE COMPANY HAS SPENT A GREAT DEAL OF TIME FOCUSING ON NEW BUSINESS DEVELOPMENT AND BUILDING OUR PIPELINE. OVER THE PAST SEVERAL MONTHS WE HAVE INCREASED THE NUMBER OF ASSESSMENTS AND PROPOSALS BOTH ON THE EAST AND WEST COAST IN ORDER TO POSITION OURSELVES TO PROPERLY TAKE ADVANTAGE OF THE OPPORTUNITIES PROVIDED TO US THROUGH OUR RELATIONSHIP WITH MEDASSETS. WE ARE ENCOURAGED AT THE NUMBER AND SIZE OF THE OPPORTUNITIES IN FRONT OF US .


OVER THE NEXT SEVERAL QUARTERS WE ANTICIPATE THAT SEVERAL OF THE OPPORTUNITIES THAT WE ARE CURRENTLY IN THE MIDDLE OF PROPOSING AND ASSESSING WILL TURN INTO LONG TERM CONTRACTS. WE ARE SPENDING A SIGNIFICANT AMOUNT OF OUR ENERGY AND EFFORT IN CLOSING THOSE OPPORTUNITIES THAT ARE IN FRONT OF US.


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PAUL ANTHONY AND I ARE BOTH AVAILABLE NOW TO FIELD ANY QUESTIONS YOU MAY HAVE.
THANK YOU.


OPERATOR, WOULD YOU PLEASE OPEN THE CALL TO QUESTIONS.


[QUESTIONS]


Thank you for taking the time to join us and for your support of Auxilio.


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